Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Announces Redemption of Its Series A Preferred Stock

For Release February 28, 2024

CARMEL, Ind. – Merchants Bancorp (“Merchants”) (Nasdaq: MBIN) today announced that on April 1, 2024 it will redeem all outstanding shares of its 7.00% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) (Nasdaq: MBINP) at the liquidation preference of $25.00 per share.

Dividends on the Series A Preferred Stock of $0.4375 per share that were declared and announced on February 14, 2024 will be paid separately on April 1, 2024. Accordingly, the redemption price of the Series A Preferred Stock will not include any accrued and unpaid dividends. On and after the redemption date, all dividends on the shares of Series A Preferred Stock will cease to accrue. Merchants will redeem the Series A Preferred Stock using cash on hand.

Merchants has notified Nasdaq of its intention to voluntarily delist the Series A Preferred Stock and a Notification of Removal from Listing on Form 25 will be filed with the Securities and Exchange Commission on or prior to the redemption date. Merchants expects the delisting to become effective on or about April 1, 2024, from which time the Series A Preferred Stock will no longer be traded on Nasdaq.

Merchants has received all necessary regulatory approvals to redeem the Series A Preferred Stock. Payment of the redemption price for the Series A Preferred Stock will be sent to holders by the Merchants’ transfer agent, Computershare Trust Company, N.A., on the redemption date.

About Merchants Bancorp

Ranked as a top performing U.S. public bank by S&P Global Market Intelligence, Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple segments, including Multi-family Mortgage Banking that offers multi-family housing and healthcare facility financing and servicing; Mortgage Warehousing that offers mortgage warehouse financing; and Banking that offers retail and correspondent residential mortgage banking, agricultural lending, and traditional community banking. Merchants Bancorp, with $17.0 billion in assets and $14.1 billion in deposits as of December 31, 2023, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Merchants Capital Investments, LLC, Merchants Capital Servicing, LLC, Merchants Asset Management, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants' Investor Relations page at investors.merchantsbancorp.com.

Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although Merchants believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Merchants’ Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and Merchants does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Media Contact: Rebecca Marsh

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

Investor Contact: Tami Durle

Merchants Bancorp

Phone: (317) 324-4556

Email: tdurle@merchantsbankofindiana.com

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